Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Seguin Natural Hair Products, Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated July 20, 2015, with respect to the financial statements of Seguin Natural Hair Products, Inc. in its registration statement Form S-1/A. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

Edina, MN

September 18, 2015

5201 Eden Ave

Suite 300

Edina, MN 55436

630.277.2330